Exhibit 99.1

News Release
For Immediate Release	CONTACT: Bill Newbould Endo Pharmaceuticals (610) 558-9800

ENDO PHARMACEUTICALS PROVIDES FINANCIAL GUIDANCE FOR 2003

Chadds Ford, Pa., December 30, 2002 – Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP; ENDPW), a market leader in pain management, today provided financial guidance for fiscal year 2003. The company expects net sales in 2003 to be approximately $440 million and 2003 consolidated EBITDA to be approximately $160 million.

“Our guidance in 2003 reflects an expected continuation of significant sales growth in Lidoderm®, continued strong Percocet® sales with an assumption of generic Percocet® competition by mid year and an assumption of competition on our extended-release morphine sulfate product for the full year” said Carol A. Ammon, chairman and chief executive officer. “We are excited about the opportunity to further the success of Lidoderm® as well as prepare for the anticipated launch in 2004 of our extended-release and immediate-release oxymorphone products. We will also be preparing for the filing in late 2003 or early 2004 of a NDA for our oral mucositis product. We believe that we are well positioned to achieve our financial guidance in 2003; however, there can be no assurance of Endo achieving these numbers.”

The company expects significant growth from Lidoderm®, the first FDA-approved product for the treatment of the pain associated with post-herpetic neuralgia. During 2002, Lidoderm® has experienced greater than 100% prescription growth. Lidoderm® net sales in 2003 are expected to be approximately $135-$145 million.

The company’s projections assume that a third party will make available a generic formulation of its Percocet® 7.5/325 and Percocet® 10.0/325 by mid-year 2003. Due to this anticipated generic competition, Endo expects full year 2003 Percocet® net sales to be essentially flat with 2002.

The company’s projections also assume that it will experience competition with its extended-release morphine sulfate product in January 2003. Due to this anticipated generic competition, the company expects full year 2003 extended-release morphine sulfate and total generic net sales to decline in 2003.

The company expects gross profit and gross profit margins to improve due to its continued focus on a more favorable mix of higher margin brand and generic products. During 2003 Endo expects to have completed the transfer of the majority of its manufacturing from Bristol-Myers Squibb Pharma Company to Novartis Consumer Health, Inc. The company’s 2003 financial guidance excludes the non-recurring costs of this transfer which primarily relate to the preparation of test batches of drug product for FDA approval and Endo’s own quality assessment and administrative costs relating to the transfer of existing production to Novartis.

During 2003, the company anticipates increasing its investment in sales, promotional efforts and support of its business over 2002 levels. This increase is primarily attributable to increased spending on Lidoderm® and Percocet® as well as preparing for the anticipated launches in 2004 of extended-release and immediate-release oxymorphone and our oral mucositis product.

The company anticipates decreasing its research and development spending compared to 2002 to reflect the overall stage of development of its development portfolio. During 2002, the company completed the clinical trials of and subsequently filed the new drug applications relating to the extended-release and immediate-release oxymorphone products and additionally substantially concluded three Phase III clinical trials on MorphiDex®. During 2003 Endo will focus its development efforts on its oral mucositis product which is currently in Phase III clinical trials as well as other projects focused in the area of pain management. In addition, the company anticipates the restart by its partner DURECT Corporation of the clinical trials of CHRONOGESIC™ in the second half of 2003. If the clinical trials are restarted during 2003, Endo will fund 50% of the ongoing development costs.

The company’s 2003 financial guidance does not include any anticipated net sales of its Oxycodone Extended-Release Tablets, the AB-rated bioequivalent versions of the 10mg, 20mg, 40mg and 80mg strengths of OxyContin®. These strengths had combined U.S. branded sales of approximately $1.6 billion for the twelve months ended September 30, 2002. Endo believes that once final FDA approval is granted, it will have 180 days of marketing exclusivity with respect to the 10 mg, 20 mg and 40 mg strengths of this product since it believes that it was the first company to file an ANDA containing a paragraph IV certification for these strengths. Since October 2000, Purdue Frederick has filed three lawsuits against Endo alleging that Endo’s Oxycodone Extended-Release product infringes three of its patents which cover the 10 mg, 20 mg, 40 mg and 80 mg strengths of OxyContin®. These patent challenges are currently pending in the U.S. District for the Southern District of New York.

In addition, since MorphiDex® will not receive FDA approval prior to December 31, 2002, the warrants that were issued to the pre-merger Endo Pharmaceuticals Holdings Inc. stockholders in connection with the acquisition of Algos Pharmaceutical Corporation will become exercisable. Assuming exercise of all of these outstanding warrants, the number of shares of outstanding common stock available upon exercise, the common stock of Endo Pharmaceuticals Holdings Inc. is expected to increase to approximately 131.8 million from approximately 102.1 million.

The above guidance excludes non-recurring items and the potential impact of other components of the company’s strategy, including possible future acquisitions or licensing opportunities.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (800) 305-2862 (domestic) or (706) 634-1979 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from 2:00 p.m. ET today until 12:00 a.m. ET on January 6, 2003 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 7320992.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting http://www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on January 6, 2003. The replay can be accessed by clicking on “Events” in the Investor Relations section of the web site.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company’s possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo’s Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.

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